Exhibit 99.1
Execution Copy
SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (the “Agreement”) is made by and between Tier Technologies, Inc., a Delaware corporation (the “Company”), and Ronald L. Rossetti, Sr. (the “Employee”) (collectively, the “Parties”), as of the Separation Date (as defined below).

WHEREAS, the Employee entered into an employment agreement dated as of April 30, 2008 (the “Employment Agreement”) and an employment agreement dated as of July 26, 2006 (together, the “Prior Agreements”);

WHEREAS, the Employee has been Chief Executive Officer of the Company;

WHEREAS, the Parties desire to set forth the terms of their joint agreements regarding the Employee’s separation from the Company and establish the terms of the Employee’s severance arrangement pursuant to Section 11 of the Employment Agreement; and

WHEREAS, the Company advises the Employee to consult with an attorney of his own choosing prior to executing this Agreement and advises the Employee that he is being given at least 21 calendar days to consider this Agreement and that he may revoke this Agreement for a period of seven calendar days after he executes it, and that it shall not be effective or enforceable until the expiration of this seven day revocation period;

NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

1.   Separation Date and Termination of Prior Agreements.

(a)    The Employee’s effective date of separation from the Company was June 26, 2010 (the “Separation Date”).  The Employee must execute this Agreement and have it become irrevocably effective on or before December 23, 2010.  Provided that the Employee does not revoke this Agreement pursuant to Section 18 below, the Employee acknowledges that the Prior Agreements terminated effective as of the Separation Date, except as provided herein, and that the Company no longer has any obligations thereunder except as provided herein, including any obligations to provide benefits or perquisites to the Employee and/or his family pursuant to the Prior Agreements.

(b)     The Company agrees that the Employee will receive any compensation and benefits earned, accrued, or owing to the Employee under Section 7 of the Employment Agreement, relating to any amounts or benefits owed with respect to welfare or pension benefit participation on or before the Separation Date (with any future coverage only as provided for former employees).  The parties agree that the only compensation and benefits covered by the first sentence of this subsection (b) are (i) any expenses covered by the Company's medical/dental/vision plan(s) for the period through the Separation Date, (ii) the Employee's and his family's ability to continue in such plan(s) under COBRA to the extent the individuals are and remain COBRA eligible, and (iii) the Employee's account in the Company's 401(k) Plan (with no new participation after the Separation Date).  The parties further agree that the Employee has previously received any payments required pursuant to the last paragraph of Section 8 of the Employment Agreement for employment-related reimbursements with respect to service in 2010 before the Separation Date.  The parties also agree that the Employee will be reimbursed for unreimbursed business expenses (if any) incurred after the Separation Date as a member of the Board of Directors of the Company (the “Board”) in the same manner and subject to the same rules as reimbursements are provided to other members of the Board.  The Employee acknowledges that nothing beyond the provisions of this Section 1(b) is or will be owed under Sections 8 (expense reimbursement), 9 (perquisites) and 10 (vacation) of the Employment Agreement.

(c)    Notwithstanding the foregoing, Sections 6(b), 15, 24 and 25 of, and Exhibit A (and the Amendment thereto dated December 4, 2008) and Exhibit D to, the Employment Agreement shall survive the termination of such Agreement and are hereby incorporated by reference as if set forth fully herein; for the avoidance of doubt, the Company’s agreeing to this subsection does not create or restore any rights of the Employee.

2.     Consideration.  In return for and conditioned on the timely execution and non-revocation of this Agreement and provided that the Employee has complied with all conditions set forth in this Agreement, the Company agrees to provide the Employee with the following consideration (the “Consideration”):

(a)    $347,628.26, equaling the Average Historic Bonus (as defined in the Employment Agreement) of $463,504.34, prorated by multiplying the bonus by 9/12ths;

(b)    $863,504.34, equaling one times the Employee’s Base Salary of $400,000 as in effect on the Separation Date, plus the Average Historic Bonus;

(c)    The equity compensation treatment set forth on Annex A hereto;

(d)    Payment by the Company of the premiums for the Employee’s and any covered beneficiary’s coverage under COBRA health continuation benefits through June 29, 2011 (or such lesser period in which the individuals are eligible for such coverage);

(e)    The possibility, through March 26, 2011, of receiving restricted stock units pursuant to the Enterprise Value Award Plan, as amended (the “EVA Plan”), if the performance targets in the EVA Plan are met; and
(f)    Payment by the Company of $40,000 in legal fees and expenses with respect to the Employee’s obtaining legal counsel with respect to separation from the Company and this Agreement.

The Employee acknowledges that the payments in Section 2(a), (b), and (f) will be made on the New Payment Date as defined in Section 24 of the Employment Agreement (i.e., on December 27, 2010), assuming that this Agreement has become effective in accordance with the second sentence of Section 1 above.

3.   Releases.

(a)    By Employee.  In exchange for the Consideration, which the Employee acknowledges he would not otherwise be entitled to receive if he failed to execute this Agreement or if he revokes it, and except as otherwise provided in this Agreement, the Employee hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the “Employee Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys’ fees and costs), of every kind and nature that the Employee ever had or now has against any or all of the Employee Released Parties, including, but not limited to, all claims arising out of his employment with and/or separation from the Company including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C., § 621 et seq., the Virginia Human Rights Act, Va. Code § 2.2-3900 et seq., Va. Code Ann. § 51.5-40 et seq. (Virginia rights of persons with disabilities law) and Va. Code § 40.1-28.6 (Virginia equal pay law), all as amended, all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq. and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended, any claims to have been or to be considered as a “whistleblower” or other protected person under Federal or state law, to the extent legally releasable; all common law claims including, but not limited to, actions in tort, defamation and breach of contract (including, without limitation, claims arising out of or related to the Prior Agreements), all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options, and any claim or damage arising out of the Employee’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above.  The Employee understands and agrees that by entering into this Agreement, he is waiving any and all rights or claims he might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefits Protection Act, and that he has received consideration beyond that to which he was previously entitled.  It is understood that this release does not affect any rights the Employee has under this Agreement, any vested rights that Employee may have under any pension or retirement plans sponsored by the Company for its employees or under any previously issued equity compensation awards (or any potentially issuable awards for the post-employment period under Item 2.5 of the EVA Plan), or any rights the Employee and his beneficiaries may have to continued medical coverage under the continuation coverage provisions of the Internal Revenue Code, ERISA, or applicable state law, nor does it prevent the Employee from (a) filing, cooperating with, or participating in any proceeding before the EEOC or a state fair employment practices agency (except that the Employee acknowledges and understands that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding); or (b) making claims for indemnification and/or advancement of fees pursuant to Section 6 hereof.

(b)    By the Company.  The Company hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Employee, his heirs, successors, agents and attorneys (hereinafter, the “Company Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys’ fees and costs), of every kind and nature that the Company ever had or now has against any or all of the Company Released Parties, including, but not limited to, all claims arising out of the Employee’s employment with and/or separation from the Company; all common law claims including, but not limited to, actions in tort, defamation and breach of contract (including, without limitation, claims arising out of or related to the Prior Agreements), and any claim or damage arising out of the Employee’s employment with and/or separation from the Company under any common law theory or any federal, state or local statute or ordinance.

(c)    Known and Unknown Claims.  Each of the Employee and the Company understands and agrees that the claims released in Section 3(a) and (b) above include not only claims presently known to him or it, as the case may be, but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities and causes of action of every kind and character that would otherwise come within the scope of the released claims as described in Section 3.  Each of the Employee and the Company understands that he or it, as the case may be, may hereafter discover facts different from what he or it now believes to be true, which if known, could have materially affected this Agreement, but he or it nevertheless waives and releases any claims or rights based on different or additional facts.

4.   Proprietary and Confidential Information, Developments, Noncompetition and Nonsolicitation Agreement.  The Employee represents and agrees that, as a condition of the payment of the Consideration herein described, he has complied with and will continue to comply with the Proprietary and Confidential Information, Developments, Noncompetition and Nonsolicitation Agreement he executed previously and any successor agreements thereto.

5.   Cooperation.  The Employee agrees to fully cooperate with the Company in the investigation, defense or prosecution of any government investigation, claims or actions now in existence or which may be brought in the future against or on behalf of the Company or any of its owners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, affiliates or parents (and agents, directors, officers, employees, representatives and attorneys of such subsidiary, affiliate or parent) and all persons acting by, through, under or in concert with any of them.  Such cooperation shall include, but not be limited to, meeting with representatives of the Company upon reasonable notice at reasonable times and locations to prepare for discovery or any mediation, arbitration, trial, administrative hearing or other proceeding or to act as a witness.  In furtherance of the cooperation to be provided under this Section 5, the Employee agrees that he will provide accurate and complete information and testimony.  Moreover, unless otherwise prohibited by law, the Employee shall notify the General Counsel of the Company if the Employee is asked by any person, entity or agency to assist, testify or provide information in any such proceeding or investigation.  Such notice shall be in writing and sent by overnight mail within two business days of the time the request for assistance, testimony, or information is received by the Employee.  If the Employee is not legally permitted to provide such notice, he agrees that he shall request that the person, entity, or agency seeking assistance or information provide notice consistent with this Section 5.  If and to the extent that the cooperation is required after the period for which the Employee is receiving payments, if any, under Section 11 of the Employment Agreement (i.e., after one year in connection with the payment of one year’s base salary), the Corporation shall pay the Employee reasonable per diem compensation for time spent by Employee for which he is not otherwise compensated by the Corporation or any third party while providing such cooperation.  The Board must approve the rate of compensation and estimated time involved and may not unreasonably withhold approval.  In addition, the Company shall reimburse the Employee for all expenses (including attorney’s fees) actually and reasonably incurred by the Employee in providing such cooperation under this Section 5.

6.   Indemnification.  The Company agrees that the Employee is not releasing any claims he may have for indemnification under state or other law or the charter, articles, or by-laws of the Company and its affiliated companies, or under any indemnification agreement with the Company or under any insurance policy providing directors’ and officers’ coverage for any lawsuit or claim relating to the period when he was or is a director or officer of the Company or any affiliated company; provided, however, that (i) the Company’s execution of this Agreement is not a concession or guaranty that the Employee has any such rights to indemnification, (ii) that this Agreement does not create any additional rights to indemnification, and (iii) that the Company retains any defenses it may have to such indemnification or coverage.

7.   Resignation from Officer and Board Positions. The Employee agrees that he has ceased, effective as of the Separation Date, to be Chief Executive Officer of the Company, as well as to hold any and all positions as an officer or director of any of the Company’s subsidiaries or affiliates, but the Employee has not resigned his membership on the Board.

8.   Business Expenses and Final Compensation.  The Employee agrees that the Company has reimbursed the Employee for all business expenses incurred in conjunction with the performance of his employment duties through the Separation Date to which he was entitled to reimbursement consistent with the Company policies, other than the reimbursement described in Section 1(b) hereof.  The Employee acknowledges that the Company has paid the Employee’s salary through the Separation Date and any accrued, unused paid time off days that the Employee had as of the Separation Date.  The Employee acknowledges and agrees that he has received payment in full for all services rendered in conjunction with his employment by the Company and that no other compensation, including salary, bonuses, or severance payments or benefits pursuant to any plan, policy or practice, will be or are owed to him (other than payments specified herein).

9.   Return of Company Property.  The Employee confirms he has returned to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers), Company identification, Company vehicles, Company confidential and proprietary information and any other Company-owned property in his possession or control and has left intact all electronic Company documents, including, but not limited to, those that he developed or helped to develop during his employment.  The Employee further confirms that he has cancelled all accounts for his benefit, if any, in the Company’s name, including, but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.  Notwithstanding the foregoing, the Company will return the laptop computer and BlackBerry that the Company provided to the Employee, after the Company has removed Company information from them, and thereafter he may retain that laptop computer and Blackberry for his own use and benefit.  Because this removal of information may delete information distributed in PDF or other electronic form to all directors of the Company in advance of Board meetings (“Board Books”), the Company agrees that, after the laptop has been returned to the Employee, the Employee may request in writing that the Company provide him with electronic copies of Board Books, and the Company shall promptly provide electronic copies of Board Books for the Employee’s use while a member of the Board, subject to his obligations of confidentiality with respect thereto.

10.   Nondisparagement.  The Employee understands and agrees that as a condition for payment to him of the Consideration described herein, he will not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company or to any other entity or person regarding the Company or any of its officers, directors, agents, consultants, employees, customers or suppliers or about the Company’s business affairs or financial condition; provided, however, that this shall not apply to truthful communications the Employee is required by law to make to the Board or any governmental entity or in any litigation or arbitration.  The Company understands and agrees that (i) as a condition for the release provided under this Agreement, it will instruct its directors and officers not to make and (ii) that its directors and officers shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company or to any other entity or person regarding the Employee or any members of his family; provided, however, that this shall not apply to truthful communications the Company or its directors or officers are required by law to make to the Board or any governmental entity or in any litigation or arbitration or as part of any required public disclosures.

11.   Confidentiality.  The Parties understand and agree that the contents of the negotiations and discussions resulting in this Agreement shall be maintained as confidential and shall not be disclosed, provided that the Employee may make disclosure hereunder:  (i) to the extent that such disclosure is specifically required by law or legal process or as authorized in writing by the Company; (ii) to the extent that such disclosure is necessary to enforce or implement the provisions of this Agreement; (iii) to his tax advisors, accountants, attorneys, representatives and members of his immediate family; and (iv) to the extent the Company has publicly disclosed a provision of this Agreement; and provided further that the Company may make disclosure hereunder:  (i) to the extent that such disclosure is specifically required by law or legal process or as authorized in writing by the Employee; (ii) to the extent that such disclosure is necessary to enforce or implement the provisions of this Agreement; and (iii) to its tax advisors, accountants, and attorneys.  Notwithstanding the foregoing, the Employee acknowledges that the Company must describe the materials terms  of this Agreement on a Form 8-K and will file this Agreement with the Securities and Exchange Commission in an appropriate manner, and that the full text of this Agreement will be publicly available after such filing.

12.   Nature of Agreement.  The Parties understand and agree that this Agreement is a severance and settlement agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

13.   Amendment.  This Agreement shall be binding upon the Parties and may not be modified in any manner except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the Parties hereto.  This Agreement is binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors, successors and administrators.

14.   Waiver of Rights.  No delay or omission by the Company or the Employee in exercising any rights under this Agreement shall operate as a waiver of that or any other right.  A waiver or consent given by the Company or the Employee on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

15.   Validity.  Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

16.   Governing Law; Jurisdiction; Dispute Resolution.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (without reference to the conflict of laws provisions thereof).  The dispute resolution provisions of Section 21 of the Employment Agreement apply to this Agreement.

17.   Acknowledgments.  The Employee acknowledges that he has been given at least 21 calendar days to consider this Agreement and that the Company advised the Employee in writing to consult with an attorney of his own choosing prior to executing it.  The Employee further acknowledges that any change made to this Agreement, whether material or immaterial, does not restart the running of the 21 day period.  The Employee further understands that he may revoke this Agreement for a period of seven calendar days after he executes it, and that it shall not be effective or enforceable until the expiration of this seven day revocation period.

18.   Voluntary Assent.  The Employee affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement.  The Employee states and represents that he has had an opportunity to discuss fully and review the terms of this Agreement with an attorney.  The Employee further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

19.   Entire Agreement.  Except as provided in Sections 1(c), 4, 6, or 16 herein or as specified below, this Agreement contains and constitutes the entire understanding and agreement between the Parties hereto with respect to severance and settlement and terminates and supersedes all previous oral and written negotiations, agreements, commitments and writings in connection therewith, including, but not limited to, the Prior Agreements.

20.   Recital Paragraphs.  The recital paragraphs at the beginning of this Agreement are incorporated by reference as if fully set forth herein.

21.   Counterparts.  This Agreement may be executed in two signature counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

[Signatures on Page Following]

IN WITNESS WHEREOF, the Parties have set their hand and seal to this Agreement as of the date set forth below.

TIER TECHNOLOGIES, INC.

By:	/s/ Keith S. Omsberg
Name:	Keith S. Omsberg
Title:	General Counsel

Dated:	December 30, 2010

/s/ Ronald L. Rossetti
Ronald L. Rossetti, Sr.

Dated: December 23, 2010

Annex A
Equity Compensation

Options

All previously granted and outstanding options are already fully vested.  Expiration dates specified below take into account termination without Cause and Employee’s service on the Board.  The options could also expire earlier in connection with a change in control of Tier or other events described in the applicable option plans and/or agreements.  All options are exercisable for shares of the Company’s common stock.  The share numbers are not adjusted for any intervening reclassifications, splits, or other adjustments in capitalization.

(1)           Grant for 15,000 shares, dated as of January 22, 2001 and expiring as of January 21, 2011

(2)           Grant for 10,000 shares, dated as of January 22, 2001 and expiring as of January 21, 2011

(3)           Grant for 10,000 shares, dated as of January 23, 2002 and expiring as of January 22, 2012 (or, if earlier, the later of June 26, 2011 and 30 days after Employee ceases to be a member of the Board)

(4)           Grant for 10,000 shares, dated as of January 31, 2003 and expiring as of January 30, 2013 (or, if earlier, the later of June 26, 2011 and 30 days after Employee ceases to be a member of the Board)

(5)           Grant for 15,000 shares, dated as of January 28, 2004 and expiring as of January 27, 2014 (or, if earlier, the later of June 26, 2011 and 30 days after Employee ceases to be a member of the Board)

(6)           Grant for 5,000 shares, dated as of October 8, 2004 and expiring as of October 7, 2013 (or, if earlier, the later of June 26, 2011 and 30 days after Employee ceases to be a member of the Board)

(7)           Grant for 20,000 shares, dated as of June 30, 2005 and expiring as of June 29, 2014 (or, if earlier, the later of June 26, 2011 and 30 days after Employee ceases to be a member of the Board)

(8)           Grant for 300,000 shares, dated as of July 26, 2006 and expiring as of July 25, 2016 (or, if earlier, the later of June 26, 2015 and three months after Employee ceases to be a member of the Board)

Restricted Stock

None

Restricted Stock Units

None, other than the potential grants under the EVA Plan (and the supplemental potential entitlement declared on December 4, 2008) if the Share Price Performance Target or Change in Control (each as defined the EVA Plan) occurs on or before March 26, 2011 and some or all of the performance targets are achieved